Exhibit 99.3

IMARA ANNOUNCES STOCKHOLDER APPROVAL OF MERGER WITH ENLIVEN

— Combined Company to Trade on Nasdaq Under Ticker “ELVN” —

— Imara Announces 1-for-4 Reverse Stock Split of Common Stock —

BROOKLINE, Mass.—Feb. 22, 2023— Imara Inc. (Nasdaq: IMRA) today announced the results of the special meeting of its stockholders held on February 22, 2023. At the special meeting, Imara’s stockholders voted in favor of all proposals, including the proposal to approve the issuance of shares of Imara’s common stock to the stockholders of Enliven Therapeutics, Inc. (“Enliven”) pursuant to the terms of the Agreement and Plan of Merger, dated as of October 13, 2022, pursuant to which a direct, wholly owned subsidiary of Imara will merge with and into Enliven, with Enliven surviving the merger as a wholly-owned subsidiary of Imara (the “Merger”).

The closing of the Merger is anticipated to take place on or around Thursday, February 23, 2023. Following the closing of the Merger, the combined company will change its name from Imara Inc. to Enliven Therapeutics, Inc., trade on The Nasdaq Global Select Market under the ticker symbol “ELVN,” will be led by Enliven’s existing management team, and will focus on Enliven’s business related to the discovery and development of small molecule inhibitors to help patients with cancer live not only longer, but better.

In addition, Imara today announced that it will effect a 1-for-4 reverse stock split of its common stock that will be effective on Thursday, February 23, 2023, prior to the closing of the Merger. The combined company’s common stock will begin trading on Nasdaq on a split-adjusted basis when the market opens on Friday, February 24, 2023. The new CUSIP number for the combined company’s common stock following the Merger and the reverse stock split is 29337E 102.

On February 22, 2023, the holders of a majority of Imara’s outstanding shares of common stock also approved the reverse stock split and gave Imara’s board of directors discretionary authority to select a ratio for the split ranging from 1-for-3 to 1-for-7. Imara’s board of directors approved the reverse stock split at a ratio of 1-for-4 on February 22, 2023.

The reverse stock split affects all issued and outstanding shares of Imara common stock, as well as the number of authorized shares of Imara’s common stock and the number of shares of common stock available for issuance under Imara’s equity incentive plans. The reverse stock split will reduce the number of shares of Imara’s issued and outstanding common stock from approximately 26 million to approximately 6.5 million (which numbers do not give effect to the shares of Imara’s common stock to be issued in connection with the Merger). In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options and upon the vesting of restricted stock units outstanding immediately prior to the reverse stock split, with a proportional increase in the stock option exercise prices. Immediately prior to the reverse stock split, Imara will have 400 million authorized shares due to Imara’s receipt of stockholder approval to increase the number of its authorized shares from 200 million to 400 million. The reverse stock split will proportionately reduce the number of authorized shares of Imara’s common stock from 400 million shares to 100 million shares. The reverse stock split will not change the par value of Imara’s common stock or the authorized number of shares of Imara’s preferred stock.

The reverse stock split will affect all holders of common stock uniformly and (before giving effect to the shares of Imara’s common stock to be issued in connection with the Merger) will not alter any stockholder’s percentage ownership interest in Imara, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. No fractional shares of common stock will be issued in connection with the reverse stock split; stockholders who otherwise would be entitled to a fractional share of common stock will be entitled to receive a proportional cash payment.

Imara’s transfer agent, Computershare, is acting as the exchange agent for the reverse stock split. For those stockholders holding physical stock certificates, Computershare will send instructions for exchanging those certificates for shares held in book-entry form representing the post-split number of shares. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split. Beneficial holders are encouraged to contact their bank, broker or custodian with any procedural questions.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (“Securities Act”)) concerning Enliven, Imara, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Imara and Enliven, as well as assumptions made by, and information currently available to, management of Imara and Enliven. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements in this communication include, but are not limited to, expectations regarding the proposed Merger and related Enliven financing transaction; the potential benefits and results of such transactions; and the expected timing of the closing of the proposed transactions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the proposed transactions are not satisfied; uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of the parties to consummate the proposed transactions; risks related to Imara’s continued listing on the Nasdaq Stock Market until closing of the proposed transactions; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement or the related Enliven financing transaction; and the outcome of any legal proceedings that may be instituted against Imara, Enliven or any of their respective directors or officers related to the merger agreement, the related Enliven financing transaction, or the proposed transactions contemplated thereby. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Imara’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, as well as the registration statement on Form S-4, as amended, filed with the SEC by Imara. Imara can give no assurance that the conditions to the proposed transactions will be satisfied. Except as required by applicable law, Imara undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference into this press release.

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Imara Media Contact:

Wendy Ryan

Ten Bridge Communications

wendy@tenbridgecommunications.com

781-316-4424

Imara Investor Contact:

Michael Gray

617-835-4061

mgray@imaratx.com